                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K-A

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                               September 30, 1997





                             LDM Technologies, Inc.
             (Exact name of registrant as specified in its charter)





     Michigan                     333-21819                    38-269-0171
----------------------------      -----------               ------------------
(State or other jurisdiction      (Commission               (I.R.S. Employer
of incorporation)                 File Number)              Identification No.)



    2500 Executive Hills Drive, Auburn Hills, Michigan 48326
-------------------------------------------------------------
     (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code  (248) 858-2800

Item 7.  Financial Statements and Exhibits

                  (a) Financial statements of business acquired: Combined Financial Statements of Kenco Plastics, Inc., a Michigan corporation, Kenco Plastics, Inc., a Kentucky corporation, and Narens Design and Engineering, Inc. for the years ended December 31, 1996, 1995 and 1994 with Report of Independent Auditors

                  (b) Pro forma financial information: Unaudited Pro Forma Consolidated Financial Information of Registrant giving effect to the acquisition referred to in 1(a) above.

                  (c) Unaudited Condensed Combined Interim Financial Statements of Kenco Plastics, Inc., a Michigan corporation, Kenco Plastics, Inc., a Kentucky corporation and Narens Design and Engineering, Inc. for the nine months ended September 28, 1997 and September 29, 1996.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             LDM TECHNOLOGIES, INC.



                                             By:      /s/  Gary E. Borushko
                                                 -------------------------------
                                                      Gary E. Borushko
                                                      Chief Financial Officer


Dated:  December 12, 1997

                          Combined Financial Statements

                          Kenco Plastics, Inc. (A Michigan
                          Corporation), Kenco Plastics, Inc. (A
                          Kentucky Corporation) and
                          Narens Design and Engineering, Inc.

                          Years ended December 31, 1996, 1995
                          and 1994
                          with Report of Independent Auditors

                              Kenco Plastics, Inc.
                            (A Michigan Corporation)
                              Kenco Plastics, Inc.
                            (A Kentucky Corporation)
                                       and
                       Narens Design and Engineering, Inc.

                  Years ended December 31, 1996, 1995 and 1994





                                    CONTENTS

Report of Independent Auditors....................................  1

Audited Financial Statements

Balance Sheets....................................................  2
Combined Statements of Income and Retained Earnings...............  3
Combined Statement of Cash Flows..................................  4
Notes to Combined Financial Statements............................  5

                         Report of Independent Auditors


The Board of Directors and Shareholders
Kenco Plastics, Inc. (Michigan)
Kenco Plastics, Inc. (Kentucky)
Narens Design and Engineering, Inc.


We have audited the accompanying combined balance sheets of Kenco Plastics, Inc. (A Michigan Corporation), Kenco Plastics, Inc. (A Kentucky Corporation), and Narens Design and Engineering, Inc. (collectively referred to as the "Company") as of December 31, 1996 and 1995, and the related combined statements of income and retained earnings and cash flows for the years ended December 31, 1996, December 31, 1995 and December 31, 1994. These financial statements are the responsibility of the Companies management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies at December 31, 1996 and 1995, and the combined results of their operations and their cash flows for the years ended December 31, 1996, December 31, 1995 and December 31, 1994 in conformity with generally accepted accounting principles.




Detroit, Michigan                                             ERNST & YOUNG LLP
November 26, 1997

                              Kenco Plastics, Inc.
                            (A Michigan Corporation),
                              Kenco Plastics, Inc.
                            (A Kentucky Corporation)
                                       and
                       Narens Design and Engineering, Inc.

                             Combined Balance Sheets

                                                                              DECEMBER 31
                                                                    ----------------------------
                                                                         1996            1995
                                                                    ----------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                         $ 4,895,145     $ 4,230,878
   Accounts receivable                                                 5,777,218       5,761,898
   Inventories                                                         3,228,807       3,660,478
   Tooling                                                             1,508,857       1,058,003
   Prepaid expenses                                                      336,456         176,799
                                                                     ---------------------------
Total current assets                                                  15,746,483      14,888,056

Property and equipment, net                                           10,773,661      10,786,953
Other assets:                                                            274,727         942,594
                                                                     ---------------------------
                                                                     $26,794,871     $26,617,603
                                                                     ===========================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Line of credit                                                    $     1,100     $   500,000
   Current portion of long-term debt                                     767,274         891,717
   Accounts payable                                                    4,591,819       4,684,173
   Taxes payable other than on income                                     65,853          25,269
   Accrued salaries and wages                                            207,108         149,894
   Accrued expenses                                                      238,254         210,110
                                                                     ---------------------------
Total current liabilities                                              5,871,408       6,461,163


Long-term debt, less current portion                                   1,322,421       1,712,786

Stockholders' equity:
Kenco Plastics, Inc (Michigan):
   Common stock, par value $.01 per share:
     Class A common voting shares authorized, issued and
       outstanding 1,000 shares                                               10              10
     Class B common non-voting shares authorized, issued and
       outstanding 9,000 shares                                               90              90
Kenco Plastics, Inc (Kentucky):
   Common stock, par value $.01 per share:
     Class A common voting shares authorized, issued and
       outstanding 1,000 shares                                               10              10
     Class B common non-voting shares authorized, issued and
       outstanding 9,000 shares                                               90              90
Narens Design and Engineering:
   Common stock, $1.00 par; authorized 50,000 shares; issued and
     outstanding 1,000 shares                                              1,000           1,000
Additional paid-in capital                                                19,550          19,550
Retained earnings                                                     19,580,292      18,422,904
                                                                     ---------------------------
                                                                      19,601,042      18,443,654
                                                                     ---------------------------
                                                                     $26,794,871     $26,617,603
                                                                     ===========================



See accompanying notes

                              Kenco Plastics, Inc.
                            (A Michigan Corporation),
                              Kenco Plastics, Inc.
                            (A Kentucky Corporation)
                                       and
                       Narens Design and Engineering, Inc.

               Combined Statements of Income and Retained Earnings

                                                                YEARS ENDED DECEMBER 31
                                                 ------------------------------------------------
                                                      1996              1995              1994
                                                 ------------------------------------------------

Net product sales                                $ 46,072,916      $ 49,909,989      $ 62,152,902
Cost of product sales                              40,724,817        43,089,844        52,355,385
                                                 ------------------------------------------------
Gross margin on product sales                       5,348,099         6,820,145         9,797,517

Tooling:
   Sales                                            6,304,681         2,861,722         2,682,005
   Cost of sales                                    5,157,606         2,176,251         1,891,414
                                                 ------------------------------------------------
Net tooling income                                  1,147,075           685,471           790,591
                                                 ------------------------------------------------
Total gross margin                                  6,495,174         7,505,616        10,588,108
Selling, general and administrative expenses        3,439,016         3,311,385         3,203,366
                                                 ------------------------------------------------
Income from operations                              3,056,158         4,194,231         7,384,742

Other income (expense):
   Interest income                                    137,132            97,104            78,881
   Interest expense                                  (227,355)         (318,637)         (339,366)
   Other, net                                         (24,034)          186,500            29,864
                                                 ------------------------------------------------
Net income                                          2,941,901         4,159,198         7,154,121
Retained earnings, beginning of year               18,422,904        15,622,329        11,834,884
Distributions to stockholders                      (1,784,513)       (1,358,623)       (3,366,676)
                                                 ------------------------------------------------
Retained earnings, end of year                   $ 19,580,292      $ 18,422,904      $ 15,622,329
                                                 ================================================



See accompanying notes.

                              Kenco Plastics, Inc.
                            (A Michigan Corporation),
                              Kenco Plastics, Inc.
                            (A Kentucky Corporation)
                                       and
                       Narens Design and Engineering, Inc.

                        Combined Statements of Cash Flows

                                                                             YEARS ENDED DECEMBER 31
                                                                ---------------------------------------------
                                                                     1996            1995             1994
                                                                ---------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                      $ 2,941,901      $ 4,159,198      $ 7,154,121
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Depreciation and amortization                                2,048,365        1,861,212        1,691,681
     Loss on investment                                              55,000                -                -
     Gain (loss) on sale of property and equipment                   48,951         (127,807)               -
     Changes in operating assets and liabilities:
       (Increase) decrease in accounts receivable                  (113,117)       1,457,127       (1,331,358)
       (Increase) decrease in inventories and tooling               (19,183)        (777,774)       1,158,586
       (Increase) decrease in prepaid expenses                     (159,657)          61,747           44,480
       Increase (decrease) in accounts payable                        5,443         (356,237)        (396,517)
       Increase (decrease) in accrued salaries and wages             57,214         (133,011)          89,831
       Increase (decrease) in other accrued expenses and
         taxes payable                                               68,728         (345,066)         (28,497)
                                                                ---------------------------------------------
Net cash provided by operating activities                         4,933,645        5,799,389        8,382,327

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment                       (2,089,524)      (2,737,552)      (3,289,563)
Decrease (increase) in deposits on equipment                        548,752         (584,235)        (159,019)
(Increase) decrease in other assets                                  (7,216)          18,580          (15,400)
Proceeds from sale of property and equipment                          5,500           16,450          117,449
Payments in note receveivable                                             -          230,977           55,030
Other                                                                71,331           (1,566)          (1,525)
                                                                ---------------------------------------------
Net cash used in investing activities                            (1,471,157)      (3,057,346)      (3,293,028)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of long-term debt                                                -                -          500,000
Net proceeds on line of credit                                        1,100          499,990          400,000
Proceeds from long-term borrowing                                   300,000                -                -
Payments on notes payable to stockholders                                 -         (350,000)        (297,250)
Payments on long-term debt                                       (1,314,808)      (1,341,251)      (1,277,195)
Distribution to stockholders                                     (1,784,513)      (1,358,623)      (3,366,676)
                                                                ---------------------------------------------
Net cash used in financing activities                            (2,798,221)      (2,549,884)      (4,041,121)
                                                                ---------------------------------------------
Increase in cash and cash equivalents                               664,267          192,159        1,048,178
Cash and cash equivalents at beginning of year                    4,230,878        4,038,719        2,990,541
                                                                ---------------------------------------------
Cash and cash equivalents at end of year                        $ 4,895,145      $ 4,230,878      $ 4,038,719
                                                                =============================================



See accompanying notes.

 .

                              Kenco Plastics, Inc.
                            (A Michigan Corporation)
                              Kenco Plastics, Inc.
                            (A Kentucky Corporation)
                                       and
                       Narens Design and Engineering, Inc.

                     Notes to Combined Financial Statements




1.     OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

COMBINATION

The combined financial statements include the accounts of Kenco Plastics, Inc. (a Michigan corporation), Kenco Plastics, Inc. (a Kentucky corporation) and Narens Design and Engineering, Inc.(collectively referred to as the "Company"), which are related through common stockholders. All significant intercompany accounts and transactions have been eliminated.

BUSINESS ACTIVITY

Kenco Plastics, Inc. (Michigan) and Kenco Plastics, Inc. (Kentucky) are manufacturers of blow molded plastic parts for the auto industry and operate from facilities in Michigan, Kentucky and Tennessee.

Narens Design and Engineering, Inc. is engaged in the business of providing design and engineering services, tooling and prototype parts to customers principally in the automotive industry.

CASH EQUIVALENTS

Cash equivalents consist of highly liquid investments with an original maturity of three months or less.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market.

TOOLING

Profits are recognized on tooling sales when the project is complete and ownership transfers. Losses are recognized when it becomes evident that a loss will be incurred.

                              Kenco Plastics, Inc.
                            (A Michigan Corporation)
                              Kenco Plastics, Inc.
                            (A Kentucky Corporation)
                                       and
                       Narens Design and Engineering, Inc.

                     Notes to Combined Financial Statements (continued)



1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Depreciation and amortization are computed by the straight-line method for Kenco Plastics, Inc. and on the accelerated cost recovery method for Narens Design and Engineering, Inc. over the following useful lives:

               Machinery and equipment                         8-10 years
               Leasehold improvements                          10 years
               Office equipment                                7 years
               Transportation equipment                        5 years

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Companies to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Companies place their cash with local financial institutions; however, the cash balances on these accounts may periodically exceed federally insured amounts. The Companies invest their cash equivalents with a national brokerage firm and these accounts are not federally insured. Credit risk with respect to accounts receivable is concentrated with major automotive manufacturers. To control credit risk the Companies perform on going credit evaluations of their customers, local financial institutions and broking firms.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly actual results could differ from those estimates.

                              Kenco Plastics, Inc.
                            (A Michigan Corporation)
                              Kenco Plastics, Inc.
                            (A Kentucky Corporation)
                                       and
                       Narens Design and Engineering, Inc.

                     Notes to Combined Financial Statements (continued)




2.       INVENTORIES

Inventories consist of the following:


                                       DECEMBER 31
                               -------------------------
                                   1996          1995
                               -------------------------
Finished goods                 $1,518,411     $1,821,709
Raw materials and supplies      1,701,320      1,735,071
Work-in-process                     9,076        103,698
                               =========================
                               $3,228,807     $3,660,478
                               =========================

3. PROPERTY PLANT AND EQUIPMENT

At December 31, 1996 and December 31, 1995 property, plant and equipment consists of the following:

                                       1996               1995
                                  ------------------------------
Leasehold improvements            $  1,824,220      $  1,811,277
Machinery and equipment             20,691,951        18,798,238
Transportation equipment               341,442           329,635
Furniture and fixtures                 572,218           558,888
                                  ------------------------------
TOTAL                               23,429,831        21,498,038
Less accumulated depreciation      (12,656,170)      (10,711,085)
                                  ------------------------------
Net property, plant and
equipment                         $ 10,773,661      $ 10,786,953
                                  ==============================

                              Kenco Plastics, Inc.
                            (A Michigan Corporation)
                              Kenco Plastics, Inc.
                            (A Kentucky Corporation)
                                       and
                       Narens Design and Engineering, Inc.

                     Notes to Combined Financial Statements (continued)


4.       LINE OF CREDIT

The Company had the following lines of credit at December 31:


                 AMOUNT        INTEREST RATE       EXPIRING               SECURITY             DRAWING
               ----------------------------------------------------------------------------------------
     1996      $1,000,000   0.5% below prime     July 15, 1997  Accounts receivable,          $   1,100
                  750,000                        Oct. 16, 1997  inventory and equipment

     1995         900,000   0.25% above prime    Feb. 1, 1996   Accounts receivable,            500,000
                1,000,000                        July 15, 1996  inventory and equipment
                  750,000                        Aug. 25, 1996


5.     LONG-TERM DEBT

Long-term debt consists of the following at December 31:

                                                              1996             1995
                                                        ---------------------------------
Notes payable to banks, secured by accounts
 receivable, inventory and machinery due in
 monthly installments ranging from $75,866 to
 $139,279, including interest at 8.0% to 8.5%,
 through March, 2001                                    $    2,089,695    $     2,576,143

Notes payable                                                        -             28,360

Notes payable to stockholders                                        -                  -
                                                        ---------------------------------
                                                             2,089,695          2,604,503
Less current portion of long-term debt                         767,274            891,717
                                                        =================================
                                                        $    1,322,421    $     1,712,786
                                                        =================================

                              Kenco Plastics, Inc.
                            (A Michigan Corporation)
                              Kenco Plastics, Inc.
                            (A Kentucky Corporation)
                                       and
                       Narens Design and Engineering, Inc.

                     Notes to Combined Financial Statements



5.    LONG-TERM DEBT (CONTINUED)


Maturities of long-term debt are as follows:

         1997                                      $   767,274
         1998                                          816,179
         1999                                          284,437
         2000                                          182,915
         2001                                           38,890
                                                   -----------
                                                   $ 2,089,695
                                                   ===========

6.     INCOME TAXES

The Companies, with the consent of their stockholders, elected under the Internal Revenue Code to be S corporations. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements.

Distributions are made annually to the stockholders in amounts necessary to pay personal income tax liabilities generated from operations of the Companies.

7.     RELATED PARTY TRANSACTIONS

COMMISSIONS

Sales commissions were paid to an entity which is 100% owned by the principal stockholder of the Companies, as follows:

         1996                                      $1,414,009
         1995                                       1,386,525
         1994                                       1,670,538

                              Kenco Plastics, Inc.
                            (A Michigan Corporation)
                              Kenco Plastics, Inc.
                            (A Kentucky Corporation)
                                       and
                       Narens Design and Engineering, Inc.

                     Notes to Combined Financial Statements



7.    RELATED PARTY TRANSACTIONS (CONTINUED)


LEASES

The Companies lease facilities, under operating leases, from a partnership owned by the Companies' major stockholders. Lease payments are as follows:

                                                  MONTHLY
                         FACILITY                 PAYMENT          EXPIRING
                ---------------------------------------------------------------
                Corunna, Michigan                 $20,000        December, 1999
                Owosso, Michigan                    5,047        December, 1999
                Owosso, Michigan                   10,375        February, 2007
                Owensboro, Kentucky                10,000        November, 1997
                Galatin, Tennessee                 10,875        May, 2001


Rent paid under these leases aggregated $644,444 for 1996, $432,069 for 1995 and $408,269 for 1994. In addition, under the terms of these leases the Companies pay property taxes, insurance and maintenance on the leased facilities.

COST SHARING AGREEMENT

The Company utilizes the corporate administrative services of an entity which is 100% owned by the principal stockholder of the Companies. Effective January 1, 1995, the Company entered into a cost sharing agreement for administrative services covering office rent, corporate staffing and office equipment usage through December 31, 2005 with payments of $7,150 per month. In 1994, the Company paid $24,000 for these services.

Narens Design and Engineering, Inc. utilizes the services of certain personnel of an entity which is 100% owned by the principal stockholder of the Companies and paid $200,000 for such services for the year ended December 31, 1996, $100,000 for the year ended December 31, 1995 and $200,000 for the year ended December 31, 1994.

                              Kenco Plastics, Inc.
                            (A Michigan Corporation)
                              Kenco Plastics, Inc.
                            (A Kentucky Corporation)
                                       and
                       Narens Design and Engineering, Inc.

                     Notes to Combined Financial Statements





8.     LEASES

The Companies lease manufacturing facilities from a related party as disclosed in Note 7. The Companies also lease manufacturing facilities, vehicles and equipment under operating leases from unrelated entities.

The following is a yearly schedule of future minimum rental payments under all operating leases, including related party leases disclosed in Note 7:

         1997                                     $   834,448
         1998                                         714,953
         1999                                         680,701
         2000                                         341,486
         2001 and after                             1,240,750
                                                  ===========
                                                  $ 3,812,338
                                                  ===========

9.     CASH FLOW INFORMATION

Cash paid for interest amounted to $225,117 in 1996, $322,470 in 1995 and $355,504 in 1994.

10.    SUBSEQUENT EVENT

Effective September 30, 1997, LDM Technologies, Inc. purchased all the outstanding shares of Kenco Plastics, Inc. (a Michigan corporation) and Kenco Plastics, Inc. (a Kentucky corporation) and substantially all the operating assets of Narens Design and Engineering, Inc. for approximately $27,500,000.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        The unaudited pro forma condensed consolidated statement of operations of the Company for the fiscal year ended September 28, 1997, gives effect to the Molmec Acquisition, the Kendallville Acquisition, the Senior Credit Facility and the Initial Offering (each as defined below, collectively the "1997 Transactions") and the Kenco Acquisition as if such transactions had occurred on September 30, 1996. The unaudited pro forma condensed consolidated balance sheet at September 28, 1997 gives effect to the Kenco Acquisition as if such acquisition had occurred on that date. The allocation of the purchase price in the Kenco Acquisition to the assets and liabilities of Kenco as reflected below is a preliminary estimate. The actual allocation, when finalized, may differ. The 1997 Transactions are reflected in the historical balance sheet at September 28, 1997. The unaudited pro forma consolidated financial information does not purport to represent what the Company's financial position or results of operations would actually have been had the transactions occurred on the dates indicated above or to project the Company's results of operations for any future period. This unaudited pro forma consolidated financial information should be read in conjunction with the accompanying notes, the historical financial statements of Kenco, including the notes thereto, included elsewhere herein and the historical financial statements of the Company, including the notes thereto, included in the Company's Annual Report on Form 10-K for the year ended September 28, 1997.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 28, 1997
(DOLLARS IN THOUSANDS)


                                                                LDM, as
                                             Adjustments        adjusted                   Kenco
                                   LDM        for 1997          for 1997     Kenco       Pro Forma
                               Historical  Transactions(a)    Transactions Historical   Adjustments     Pro Forma
                               ----------  ------------       ------------ ----------   -----------     ---------
Net sales:
     Product sales              $261,103     $ 29,125         $290,228     $53,881      $   (475)(b)     $343,634
     Mold sales                   31,917        2,393           34,310       6,642                         40,952
                                --------     --------         --------     -------      --------         --------
                                 293,020       31,518          324,538      60,523          (475)         384,586
Cost of sales:
     Product cost of sales       210,532       19,751          230,283      46,508          (235)(c)      276,556
     Mold cost of sales           30,398        2,150           32,548       4,921                         37,469
                                --------     --------         --------     -------      --------         --------
                                 240,930       21,901          262,831      51,429          (235)         314,025
                                --------     --------         --------     -------      --------         --------
Gross profit                      52,090        9,617           61,707       9,094          (240)          70,561
Selling, general and
     administrative
     expenses                     35,561        5,713           41,274       3,577           540 (d)       45,391
                                --------     --------         --------     -------      --------         --------
         Operating profit         16,529        3,904           20,433       5,517          (780)          25,170
Interest expense                  11,076        2,985           14,061         152         2,117 (e)       16,330
Other expense, net                   444            -              444        (100)            -              344
                                --------     --------         --------     -------      --------         --------
     Income (loss) from
         continuing opera-
         tions before
         income taxes and
         minority interests        5,009          919            5,928       5,465        (2,897)           8,496
Provision for income taxes         2,088          368            2,456           -         1,027 (f)        3,483
                                --------     --------         --------     -------      --------         --------
Income (loss) from
     continuing operations
     before minority
     interests                     2,921          551            3,472       5,465        (3,924)           5,013
Minority interest                    142            -              142           -             -              142
                                --------     --------         --------     -------      --------         --------
Income (loss) from
     continuing operations
     before  extraordinary
     item                       $  3,063     $    551         $  3,614     $ 5,465      $ (3,924)        $  5,155
                                ========     ========         ========     =======      ========         ========

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 28, 1997
(DOLLARS IN THOUSANDS)

(a) To adjust the Company's historical results of operations for the 1997 Transactions as if such transactions had occurred on September 30, 1996. On January 22, 1997, the Company consummated the acquisition of the business and certain net assets of Molmec, Inc. (the "Molmec Acquisition") The results of operations of the Molmec business are included in the Company's results of operations effective on the acquisition date. On May 1, 1997, the Company consummated the acquisition of the business and net assets of the Kendallville Plant of Aeroquip, Inc. (the "Kendallville Acquisition"). The results of operations of the Kendallville Plant are included in the Company's results of operations effective on the acquisition date. On January 22, 1997, the Company issued $110 million aggregate principal amount of its 10 3/4% Senior Subordinated Notes, the proceeds of which were used to repay certain outstanding borrowings, to fund the Molmec acquisition and for general corporate purposes (the "Initial Offering"). In connection with the Initial Offering, the Company obtained a new senior credit facility (the "Senior Credit Facility").

(b)  To eliminate Kenco's sales to other Company facilities.

(c) To decrease cost of sales by $475,000 to eliminate the Company's purchases from Kenco and to increase cost of sales by $240,000 for increased depreciation expense as a result of the Kenco purchase price allocation.

(d) Reflects $540,000 of amortization of goodwill from the acquisition of Kenco, assuming a 15 year amortization period.

(e) To increase interest expense for interest on borrowings incurred to fund the acquisition of Kenco, net of reductions for interest on Kenco debt obligations not assumed by the Company.

(f) To provide income taxes on the pro forma pretax income of Kenco using an assumed effective tax rate of 40%.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 28, 1997
(DOLLARS IN THOUSANDS)


                                                                                          Kenco
                                                                  LDM        Kenco      Pro Forma
                                                               Historical  Historical  Adjustments   Pro Forma
                                                              -----------  ----------  -----------   ---------
ASSETS
Current assets:
     Cash and cash equivalents                                $  4,632     $ 1,078     $    (578)(a) $  5,132
     Trade accounts receivable                                  45,812       7,005                     52,817
     Inventories                                                15,048       3,001                     18,049
     Mold costs                                                 13,826       1,903                     15,729
     Other current assets                                        7,072         314                      7,386
                                                              --------     -------     ---------     --------
         Total current assets                                   86,390      13,301          (578)      99,113
Property, plant, and equipment less
     accumulated depreciation                                   82,259      11,690         1,683 (b)   95,632
Goodwill                                                        36,791                     8,100 (c)   44,891
Other assets                                                     6,747           9                      6,756
                                                              --------     -------     ---------     --------

         Totals                                               $212,187     $25,000     $   9,205     $246,392
                                                              ========     =======     =========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Short-term borrowings                                    $  3,530     $   281                   $  3,811
     Accounts payable                                           28,153       5,515                     33,668
     Accrued liabilities                                        20,365         909                     21,274
     Advance mold payments from
         customers                                              11,082                                 11,082
     Income taxes payable                                        1,640                                  1,640
     Current maturities of long-term
         debt                                                      979                                    979
                                                              --------     -------     ---------     --------

         Total current liabilities                              65,749       6,705                     72,454
Long-term debt net of current
     portion                                                   122,261                 $  27,500 (d)  149,761
Deferred income taxes                                            3,513                                  3,513
Minority interest in subsidiaries                                  279                                    279
Stockholders' equity                                            20,385      18,295       (18,295)(e)   20,385
                                                              --------     -------     ---------     --------
         Totals                                               $212,187     $25,000     $   9,205     $246,392
                                                              ========     =======     =========     ========

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
SEPTEMBER 28, 1997
(dollars in thousands)



 (a) To reduce Kenco cash and cash equivalents for amounts to be distributed prior to the effective date of the acquisition.

 (b) To adjust the property, plant and equipment of Kenco to estimated fair value.

 (c) To record goodwill related to the acquisition of Kenco.

 (d) To adjust for borrowings incurred to fund the acquisition of Kenco.

 (e) To eliminate the historical stockholder's equity of Kenco.

                              KENCO PLASTICS, INC.
                            (A MICHIGAN CORPORATION),
                              KENCO PLASTICS, INC.
                            (A KENTUCKY CORPORATION)
                                       AND
                       NARENS DESIGN AND ENGINEERING, INC.

                        CONDENSED COMBINED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                SEPTEMBER 28,     DECEMBER 31,
                                                                                   1997              1996
                                                                                ------------------------------
                                                                                (UNAUDITED)          (Note)
ASSETS
Current assets:
   Cash and cash equivalents                                                    $ 1,078            $ 4,895
   Accounts receivable                                                            7,005              5,777
   Inventories                                                                    3,001              3,229
   Mold costs                                                                     1,903              1,509
   Other current assets                                                             314                336
                                                                                --------------------------
Total current assets                                                             13,301             15,746

Property and equipment                                                           11,690             10,774
Other assets                                                                          9                275
                                                                                --------------------------
                                                                                $25,000            $26,795
                                                                                ==========================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Line of credit                                                               $   281            $     1
   Accounts payable                                                               5,515              4,592
   Accrued salaries and wages                                                       368                207
   Accrued expenses                                                                 456                238
   Current portion of long-term debt                                                  -                767
   Other                                                                             85                 66
                                                                                --------------------------
Total current liabilities                                                         6,705              5,871

Notes payable                                                                         -              1,323

Stockholders' equity:
Kenco Plastics, Inc (Michigan):
   Common stock, par value $.01 per share:
     Class A common voting shares authorized, issued and outstanding 1,000            -                  -
       shares
     Class B common non-voting shares authorized, issued and outstanding              -                  -
       9,000 shares
Kenco Plastics, Inc (Kentucky):
   Common stock, par value $.01 per share:
     Class A common voting shares authorized, issued and outstanding 1,000            -                  -
       shares
     Class B common non-voting shares authorized, issued and outstanding              -                  -
       9,000 shares
Narens Design and Engineering:
Common stock, $1.00 par; authorized 50,000 shares; issued and outstanding
       1,000 shares                                                                   1                  1
Additional  paid-in capital                                                          20                 20
Retained earnings                                                                18,274             19,580
                                                                                --------------------------
                                                                                $25,000            $26,795
                                                                                ==========================


Note:  The balance sheet at December 31, 1996 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.



See accompanying notes.

                              KENCO PLASTICS, INC.
                            (A MICHIGAN CORPORATION),
                              KENCO PLASTICS, INC.
                            (A KENTUCKY CORPORATION)
                                       AND
                       NARENS DESIGN AND ENGINEERING, INC.

                 CONDENSED COMBINED INTERIM STATEMENTS OF INCOME
                            (DOLLARS IN THOUSANDS)

                                                         NINE MONTHS ENDED
                                                SEPTEMBER 28,       SEPTEMBER 29,
                                                   1997                 1996
                                                ---------------------------------
                                                (UNAUDITED)           (UNAUDITED)

Net Product sales                               $43,187                 $34,850
Cost of product sales                            37,215                  31,044
                                                -------------------------------
Gros margin on product sales                      5,972                   3,806

Tooling:
  Sales                                           4,630                   4,293
  Cost of sales                                   3,270                   3,506
                                                -------------------------------
Net tooling income                                1,360                     787
                                                -------------------------------
Total gross margin                                7,332                   4,593
Selling, general and administrative expenses      2,729                   2,717
                                                -------------------------------
Income from operations                            4,603                   1,876

Other expenses:
   Interest expense                                 (10)                    (83)
   Other, net                                        44                      47
                                                ===============================
Net income                                      $ 4,637                 $ 1,840
                                                ===============================


See accompanying notes.

                                            KENCO PLASTICS, INC.
                                        (A MICHIGAN CORPORATION),
                                           KENCO PLASTICS, INC.
                                         (A KENTUCKY CORPORATION)
                                                   AND
                                   NARENS DESIGN AND ENGINEERING, INC.

                            CONDENSED COMBINED INTERIM STATEMENTS OF CASH FLOWS

                                          (DOLLARS IN THOUSANDS)


                                                         NINE MONTHS ENDED
                                                  SEPTEMBER 28,    SEPTEMBER 29,
                                                     1997              1996
                                                  ------------------------------
                                                  (UNAUDITED)        (UNAUDITED)

NET CASH PROVIDED BY OPERATING ACTIVITIES         $ 4,868               $ 4,316

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment         (2,555)               (1,567)
Other                                                   1                    52
                                                  ------------------------------
Net cash used in investing activities              (2,554)               (1,515)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term borrowing                     211                   226
Payments on long-term debt                         (1,704)                 (986)
Distribution to stockholders                       (4,638)               (1,338)
                                                  ------------------------------
Net cash used in financing activities              (6,131)               (2,098)
                                                  ------------------------------
Increase (decrease) in cash and cash equivalents   (3,817)                  703
Cash and cash equivalents at beginning of Period    4,895                 4,231
                                                  ------------------------------
Cash and cash equivalents at end of Period        $ 1,078               $ 4,934
                                                  ==============================



See accompanying notes.

                              KENCO PLASTICS, INC.
                            (A MICHIGAN CORPORATION),
                              KENCO PLASTICS, INC.
                            (A KENTUCKY CORPORATION)
                                       AND
                       NARENS DESIGN AND ENGINEERING, INC.

            NOTES TO CONDENSED COMBINED INTERIM FINANCIAL STATEMENTS


1.    BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 28, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the combined financial statements and footnotes thereto included in the Companies annual financial statements included elsewhere herein.

2.    SUBSEQUENT EVENTS

Effective September 30, 1997, LDM Technologies, Inc. purchased all the outstanding shares of Kenco Plastics, Inc. (a Michigan Corporation) and Kenco Plastics, Inc. (a Kentucky Corporation) and substantially all the operating assets of Narens Design & Engineering, Inc. for approximately $27,500,000.